Free Writing Prospectus dated December 1, 2017

Relating to Preliminary Prospectus dated December 1, 2017

Filed Pursuant to Rule 433 under the Securities Act of 1933

Registration Statement No. 333-221621

Advantage Insurance Inc.

This free writing prospectus relates only to, and should be read together with, the preliminary prospectus dated December 1, 2017 (the “Preliminary Prospectus”) included in Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-221621) relating to the initial public offering of common stock of Advantage Insurance Inc., which may be accessed by visiting EDGAR on the SEC Web site at www.sec.gov.

This free writing prospectus updates and supplements the Preliminary Prospectus and should be read together with the Preliminary Prospectus included in the Registration Statement, including the section entitled “Risk Factors” beginning on page 14 of the Preliminary Prospectus. Capitalized terms used, but not defined, herein have the meanings set forth in the Preliminary Prospectus.

Exhibit No.	Description
99.1	Investor Presentation